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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use of our report dated June 16, 2005 on the combined financial statements of Hot Rocket Marketing, Inc. and Clockwork Advertising, Inc. as of and for the year ended December 31, 2004 in this Registration Statement on Form S-3 of Traffix, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Raich Ende Malter & Co. LLP

East Meadow, New York
January 24, 2006

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM